SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                         Volt Information Sciences, Inc.
                (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

VOLT INFORMATION SCIENCES, INC.                                  VIS
1221 Avenue of the Americas
New York, New York 10020-1579
(212) 704-2400



                                             May 23, 1997



Dear Shareholder:

     Enclosed is a corrected page 6 to the Company's Proxy Statement dated May 20, 1997 being used in connection with the solicitation of Proxies by management for use at the Company's 1997 Annual Meeting of Shareholders to be held on June 16, 1997.

     Due to a computer error at the offices of our counsel, the year column set forth in the "Summary Compensation Table" on page 6 the Proxy Statement as previously forwarded to you erroneously reflected incorrect dates.

     We apologize for any inconvenience this may have caused you.

                                              Very truly yours,

                                              VOLT INFORMATION SCIENCES, INC.

                             EXECUTIVE REMUNERATION

Summary Compensation Table

The following table sets forth information concerning the compensation during the fiscal years ended November 1, 1996, November 3, 1995 and October 28, 1994 of the Company's Chief Executive Officer and each of the four other executive officers of the Company who received the highest cash compensation during the year ended November 1, 1996 for services rendered in all capacities to the Company and its subsidiaries:


                                                                    Long-Term
                                                                  Compensation
                                                                  ------------
                                        Annual Compensation   Securities Underlying      All Other
Principal Position              Year    Salary (1)   Bonus        Options (2)         Compensation (3)
------------------              ----    ----------   -----        -----------         ----------------

William Shaw,                   1996    $355,000       --           39,000                 $1,707
  President and                 1995     348,365       --             --                    1,631
  Chief Executive Officer       1994     330,000       --             --                    1,571

Jerome Shaw,                    1996     355,000       --           39,000                  1,707
  Executive Vice President      1995     348,365       --             --                    1,894
                                1994     330,000       --             --                    1,571

James J. Groberg,               1996     248,462    $65,000         23,000                  1,349
  Senior Vice President and     1995     240,528     15,000           --                    1,651
  Chief Financial Officer       1994     219,603     15,000           --                    1,260

Irwin B. Robins,                1996     220,155     10,000         23,000                  1,468
  Senior Vice President         1995     214,135     10,000           --                    1,907
                                1994     202,500      5,000           --                    1,452

Howard B. Weinreich,            1996     161,589      7,500          9,000                  1,349
  General Counsel               1995     154,915      7,500           --                    1,781
                                1994     145,167      5,000           --                    1,051
-------------------------------------



(1) Includes compensation deferred under the Company's deferred compensation plan and under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) In addition to options to purchase shares of the Company's Common Stock, includes options to purchase the following number of shares of Common Stock of the Company's 59% - owned subsidiary, Autologic Information International, Inc. ("Autologic"): William Shaw, 9,000 shares; Jerome Shaw, 9,000 shares; James J. Groberg, 5,000 shares; Irwin B. Robins, 5,000 shares; and Howard B. Weinreich, 3,000 shares. See "Option Grants in Fiscal Year", below.

(3) Amounts in fiscal 1996 include premiums under the Company's group life insurance policy ($716 for William Shaw; $716 for Jerome Shaw; $716 for James J. Groberg; $477 for Irwin B. Robins; and $358 for Howard B. Weinreich) and the market value at the date of contribution of the portion of the shares of Common Stock contributed by the Company under its Employee Stock Ownership Plan ($987 for each of the named executive officers), together with the market value at fiscal year-end of the portion of the shares forfeited by terminated employees under such plan ($5 for each of the named executive officers), which were allocated during fiscal 1997 with respect to fiscal 1996 to the named officers in accordance with such plan.